UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2024

Neogen Corporation

(Exact name of Registrant as Specified in Its Charter)

Michigan	0-17988	38-2367843
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

620 Lesher Place
Lansing, Michigan		48912
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (517) 372-9200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.16 par value per share	NEOG	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Neogen Corporation announced today that it has appointed Thierry Bernard to its Board of Directors. Thierry Bernard is Chief Executive Officer of QIAGEN N.V. (NYSE: QGEN, Frankfurt Stock Exchange: QIA), a leading global provider of sample-to-insight solutions that are used to transform biological materials into molecular insights. Mr. Bernard was named to the role in March 2020 after joining QIAGEN in 2015. Prior to his role at QIAGEN, Mr. Bernard spent 15 years with bioMérieux SA, where he held roles of increasing responsibility, most recently as Corporate Vice President, Global Commercial Operations, Investor Relations and the Greater China Region. He also held senior management roles in other leading international companies.

Mr. Bernard will serve on the Neogen Board of Directors, effective on November 1, 2024. The Board has determined that Mr. Bernard qualifies as an independent director under the Nasdaq listing standards and the Company's Corporate Governance Guidelines.

Item 8.01 Other Events.

On October 1, 2024, Neogen issued a press release announcing the appointment of a new board member. A copy of this press release is furnished as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated October 1, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOGEN CORPORATION

Date:	October 1, 2024	By:	/s/ Amy M. Rocklin
Name: Amy M. Rocklin Title: Chief Legal & Compliance Officer, Corporate Secretary